Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of SAFE TRAVEL CARE, INC.. (the "Company") on Form 10-QSB for the year ending March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,
Jeffery Flannery, CEO, President and director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

SAFE TRAVEL CARE, INC..

Date: May 22, 2006	By:	/s/ Jeffery Flannery
Jeffery Flannery
President, CEO and director